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                                                                   EXHIBIT 10.38
                               LEASE PARTICULARS


1. Date                  :     14 March  2000

2. Parties

   2.1     Landlord            BRITEL FUND TRUSTEES LIMITED (Company number:
                               1687153) whose registered office is at Standon
                               House 21 Mansell Street London E1 8AA

   2.2     Tenant        :     CMGI (UK) LIMITED (Company number 3871833) whose
                               registered office is at Hasilwood House 60
                               Bishopsgate London EC2N 4AJ

   2.3     Guarantor     :     CMGI INC (incorporated in Delaware) whose
                               principal place of business is at 100 Brickstone
                               Square Andover MA01810 USA and whose address for service in England is Sygnus Court Market Street
                               Maidenhead Berkshire SL6 8AD

3. Building              :     The land and buildings known as Prospect House 80
                               to 110 New Oxford Street London WC1 as registered at H M Land Registry under Title Number NGL441887

4. Premises              :     The fifth floor of the Building shown for
                               identification only edged red on the fifth floor plan annexed

5. Car Parking Spaces    :     the 4 spaces shown for identification only edged
                               blue on the basement plan annexed or such other spaces (being not less than 4 in number) in lieu thereof at basement level as the Landlord may from time to time allocate for use by the Tenant

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6.  Contractual Term        :  the term of years from and including 2000 up to
                               and including 2010

7.  Principal Rent          :  FIVE HUNDRED AND TWENTY-EIGHT THOUSAND SEVEN
                               HUNDRED AND TWENTY POUNDS ((Pounds)528,720) per annum subject to increase in accordance with the Second Schedule

8.  Rent Commencement Date :   2000

9.  Rent Review Date       :   in 2005

10. Permitted Use          :   as to that part of the Premises on the fifth
                               floor of the Building as offices within Class B1 of the 1987 Order with ancillary parking in the Car Parking Spaces

This Lease made on the date and between the parties specified in the Particulars Witnesses as follows:

1.  Definitions

    In this Lease unless the context otherwise requires:

    1.1 Adjoining Property means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

    1.2  Arbitration means arbitration in accordance with Clause 7.4;

    1.3 Base Rate means the base rate from time to time of Royal Bank of Scotland PLC, or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

    1.4 Building means the building described in the Particulars, and includes any part of it and any alteration or addition to it or replacement of it;

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     1.5  Car Lifts means the car lifts shown for identification only edged brown on the basement plan annexed

     1.6 Common Parts means the toilets, accesses, lifts (including without limitation the Car Lifts), car parks and other areas of the Building from time to time designated by the Landlord for common use by the tenants and occupiers of the Building but excluding any such areas as may be within the Premises or any other Lettable Units; 1.7 Conduit means any media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them;

     1.8  Contractual Term means the term specified in the Particulars;

     1.9 Encumbrances means the obligations and encumbrances contained or referred to in the documents specified in Part III of the First Schedule;

     1.10 Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the Landlord and Tenant Act 1954;

     1.11 Guarantor means the person so named in the Particulars and/or any party which gives a guarantee pursuant to the provisions of clause
          4.16 hereof

     1.12 Insured Risks means fire, lightning, earthquake, explosion, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood, impact by road vehicles and in so far as the same is available at usual commercial rates in the UK insurance market acts of terrorism (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be reasonably required by the Landlord (subject in all cases to such exclusions and limitations as may reasonably be imposed by the insurers), and Insured Risk means any one of them;

     1.13 Landlord means the person for the time being entitled to the immediate reversion to this Lease being initially the person so named in the Particulars;

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     1.14 Landlord's Surveyor means the Landlord's surveyor or managing agent
          (who may be an employee of the Landlord) and who shall be appropriately qualified;

     1.15 this Lease means this lease and any document supplemental to it or entered into pursuant to it;

     1.16 Lettable Unit means a part of the Building which is let, or constructed or adapted for letting, from time to time;

     1.17 Outside Service Hours Charge means the proper cost to the of providing any of the Services at the Tenant's request outside the Service Hours (or a fair proportion of such cost if requested or used by another tenant also);

     1.18 Particulars means the descriptions and terms on the page headed Lease Particulars which form part of this Lease;

     1.19 Permitted Part means a part of the Premises

          1.19.1  where all of the following conditions are satisfied:

          (a) the extent of the part intended to be sublet shall first have been approved by the Landlord (such approval not to be unreasonably withheld);

          (b) the Landlord acting reasonably is satisfied that each part intended to be sublet and the remainder of the Premises will in each case be self-contained and capable of separate use and occupation;

          (c) no more than two separate occupations (including the occupation of the Tenant itself if relevant) shall subsist at any time (provided that during only such time as this Lease is vested in CMGI (UK) Limited no more than three separate occupations (including the occupation of the Tenant itself if relevant) shall subsist at any one time); and

          1.19.2 PROVIDED THAT before any Permitted Part is sublet the Tenant shall have obtained (and produced to the Landlord) a valid Order of the Court (together

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               with the form of underlease to which such Order refers) excluding in respect of such proposed sub-demise the provisions of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954.

     1.20 Planning Acts means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990;

     1.21 Premises means the premises described in the Particulars and any part of them and includes:

               1.21.1 the floorboards, scReed, plaster and other finishes on the floors, walls, columns and ceilings, and all carpets;

               1.21.2 the raised floors and false ceilings (including light fittings), and the voids between the ceilings and false ceilings and the floor slab and the raised floors;

               1.21.3 non-load-bearing walls and columns wholly within the Premises and one half of the thickness of such walls dividing the Premises from other parts of the Building;

               1.21.4 all doors and internal windows and their frames, glass and fitments;

               1.21.5 all Conduits, plant and machinery within and solely serving the Premises;

               1.21.6   all Landlord's fixtures and fittings in the Premises;

               1.21.7 all alterations and additions made to the Premises; but excludes:

               1.21.8   all structural and external parts of the Building;

               1.21.9   load bearing framework roof foundations and joists;

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                        1.21.10  all Conduits, plant and machinery serving other
                        parts of the Building;

                        1.21.11 all external windows and their frames glass and fitments;

               1.22     Principal Rent means the rent stated in the Particulars;

               1.23 Quarter Days means 25 March, 24 June, 29 September and 25 December in evyear and Quarter Day means any of them;

               1.24 Service Charge means the service charge as specified in the Fourth Schedule;

               1.25 Service Hours means 8 a.m. to 8 p.m. on Monday to Friday and 8 a.m. to 2 p.m. on Saturday, excluding all public holidays;

               1.26 Services means the services set out in Parts 11(A) and 11(B) of the Fourth Schedule;

               1.27 Tenant means the person so named in the Particulars, and includes its successors in title;

               1.28 Term means the Contractual Term together with any continuation of the term or the tenancy (whether by statute or common law but not by renewal);

               1.29 VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

               1.30 1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

               1.31      1995 Act means the Landlord and Tenant (Covenants) Act
                         1995.

          2.   Interpretation
               In this Lease unless the context otherwise requires:

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          2.1. If the Tenant or the Guarantor is more than one person then their covenants are joint and several;

          2.2. Any reference to a statute includes any modification, extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

          2.3 Any covenant by the Tenant not to do any act or thing includes an obligation not knowingly to permit or suffer such act or thing to be done;

          2.4 If the Landlord reserves rights of access or other rights over or in relation to the Premises then those rights extend to persons properly authorised by it;

          2.5 References to the act or default of the Tenant include acts or default or negligence of any undertenant, or of anyone at the Premises with the Tenant's or any undertenant's permission or sufferance;

          2.6  The Clause headings in this Lease are for ease of reference only;


          2.7 References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term;

          2.8 The perpetuity period applicable to this Lease shall be the Term or 80 years from the commencement of the Term (whichever is the shorter);

         2.9 References to Costs include all lawful liabilities, claims, demands, damages, losses and proper costs and expenses.



3.       Demise and Rents

        The Landlord DEMISES the Premises to the Tenant for the Contractual Term, TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule, subject to all rights enjoyed by the owners or occupiers of any neighbouring property over the Premises and subject to the Encumbrances, the Tenant paying by way of rent during the Term without any deduction, counterclaim or set off:

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     3.1  the Principal Rent and any VAT by equal quarterly payments in advance on the Quarter Days, to be paid by Banker's Standing Order to an account and bank within the United Kingdom if the Landlord so requires, the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date;

     3.2 the Service Charge and any VAT at the times and in the manner set out in the Fourth Schedule, and the Outside Service Hours Charge and any VAT within 14 days of demand;

     3.3  the following amounts and any VAT:

          3.3.1     the sums specified in Clauses 4.2 (interest) and 4.5


          3.3.2     the sums specified in Clause 6.2.1 (insurance);

          3.3.3 all Costs incurred by the Landlord as a result of any breach of the Tenant's covenants in this Lease.

4.        Tenant's covenants
          The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

          4.1       Rents

                    To pay the rents and other sums reserved by this Lease on the due dates;

          4.2       Interest

                    If the Landlord does not receive any sum due to it by the due date, to pay on demand interest on such sum at 4 per cent above Base Rate (compounded on the Quarter Days) from the due date until payment (both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum;

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          4.3   Outgoings

                To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Premises (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the Principal Rent and any tax arising on any dealing by the Landlord or any superior landlord with its reversion to this Lease;

     4.4        VAT

                4.4.1 Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and subject to receipt within 14 days thereafter of a valid VAT invoice the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

                4.4.2. Any obligation to reimburse or pay the Landlord's
                       expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT;

               4.5     Utilities

                       To pay for all gas, electricity, water, telephone and other utilities used on the Premises, and all charges for meters and all standing charges, and a fair proportion of any joint charges as reasonably determined by the Landlord's Surveyor;

               4.6    Repair

                      4.6.1 To put, keep and maintain the Premises (excluding air conditioning, ventilation and fire systems) and any Conduits, plant and equipment serving only the Premises in good and substantial repair and condition (damage by the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant);

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               4.6.2  To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires);

               4.6.3 If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work, and the proper cost shall be reimbursed by the Tenant on demand as a debt;

          4.7  Decoration

               4.7.1 To clean, prepare and paint or treat and generally redecorate all internal parts of the Premises in the fifth year and in the last year of the Term;

               4.7.2  The work described in Clause 4.7.1 is to be carried out:

                      (i) in a good and workmanlike manner to the Landlord's reasonable satisfaction; and

                      (ii) in colours which (if different from the existing
                    colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed);

          4.8  Cleaning

               4.8.1 To keep the Premises clean, tidy and free from rubbish;

               4.8.2 To clean the inside of windows and any washable surfaces at the Premises as often as reasonably necessary;

          4.9  Overloading

          Not to overload the floors or ceilings of the Premises, or the structure of the Building, or any plant, machinery or electrical installation serving the Premises or the Building nor to do anything which adversely interferes with the heating, air conditioning or ventilation of the Building;

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     4.10 Conduits

          To keep the Conduits in or exclusively serving the Premises clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to such Conduits caused as a result of any breach of this covenant by the Tenant as soon as reasonably practicable to the Landlord's reasonable satisfaction;

     4.11 Prohibited Uses

          Not to use the Premises:

          4.11.1 for any purpose which is noisy, offensive, dangerous, illegal, immoral or a nuisance or causes damage to the Landlord or its other tenants of the Building, or to owners or occupiers of any neighbouring property, or which involves any substance which may be harmful, polluting or contaminating;

          4.11.2    for residential purposes;

          4.11.3 for any auction, public or political meeting, public exhibition or show, or as a betting office or for gaming or playing amusement machines, or as a sex shop (as defined in the Local Government (Miscellaneous Provisions) Act 1982), or for the business of an undertaker, or for the business of a staff agency, employment agency or Government Department at which the general public call without appointment;

     4.12 Permitted Use

          Not to use the Premises otherwise than for the Permitted Use specified in the Particulars;


     4.13 Signs

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             Not to erect any sign, notice or advertisement which is visible outside the Premises without the Landlord's prior written consent;

     4.14    Alterations

     4.14.1    Not to make any alterations or additions which:

               (a) merge the Premises with any adjoining premises;

               (b) affect the external appearance of the Premises;

               (c) would permanently diminish the lettable floor area of the
                   Premises

     4.14.2 Not to make any alterations or additions to the Premises which affect the structure of the Building (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns) without the Landlord's prior written consent (not to be unreasonably withheld or delayed)

     4.14.3 Not to make any other alterations or additions to the Premises provided that the Tenant may make internal non-structural alterations to the Premises if the Tenant has first provided the Landlord with all such details specifications and drawings of such internal non-structural alterations as the Landlord may reasonably require and provided further that if such non-structural alterations affect the heating, air conditioning or ventilation systems or any other services at the Building or any Conduit or other plant or machinery providing services within the Premises or the Building then the Tenant must obtain the Landlord's prior written consent (not to be unreasonably withheld or delayed)

     4.15    Preservation of Easements

             4.15.1 Not to prejudice the acquisition of any right of light for the benefit of the Premises by obstructing any window or opening, or giving any acknowledgment that the right is enjoyed by consent or any other act or default of the Tenant;

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            4.15.2 To preserve all rights of light and other easements enjoyed by the Premises, and not to grant to or permit or suffer anyone to acquire any right of light or other easement or right over the Premises and in the event of anyone otherwise claiming any such right if required by and at the cost of the Landlord to join in any action to be implemented by the Landlord in relation to such claim;

            4.15.3 To give the Landlord immediate notice if any easement enjoyed by the Premises is obstructed, or any new easement affecting the Premises is made or attempted;

     4.16   Alienation

            4.16.1  Not to:

                              (a) assign, charge, or (save as permitted in clause 4.16.4) underlet nor to part with possession of part only of the Premises nor to agree to do so;

                              (b) part with the possession of the whole of the Premises except by an assignment or underletting permitted by this Clause 4.16;

                              (c) share the possession or occupation of the whole or any part of the Premises except as permitted by clause 4.16.7;

            4.16.2 Not to assign or agree to assign the whole of the Premises without the Landlord's written consent (not to be unreasonably withheld or delayed), provided that:

                              (a)  the Landlord may withhold consent in
                                   circumstances where in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants in this Lease;

                              (b) the Landlord's consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

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                                   (i)   the assignee covenants with the
                                         Landlord to pay the rents and observe
                                         and perform the Tenant's covenants in
                                         this Lease during the residue of the
                                         Term, or until released pursuant to the
                                         1995 Act;

                                   (ii)  the Tenant enters into an authorised
                                         guarantee agreement guaranteeing the
                                         performance of the Tenant's covenants
                                         in this Lease by the assignee in the
                                         form set out in the Third Schedule with
                                         such reasonable additional provisions
                                         and other amendments as the Landlord
                                         may from time to time reasonably
                                         require;

                                   (iii) such other persons as the Landlord
                                         reasonably requires act as guarantors
                                         for the assignee and enter into direct
                                         covenants with the Landlord in the form
                                         set out in the Third Schedule (but
                                         referring in paragraph 1.2 to the
                                         assignee) with such reasonable
                                         additional provisions and other
                                         amendments as the Landlord may from
                                         time to time reasonably require;

                                   (iv)  all rent and other payments then due
                                         under this Lease are paid before
                                         completion of the assignment;

            4.16.3 The provisos to Clause 4.16.2 shall not prejudice the Landlord's right to withhold consent in other circumstances, or to impose other conditions, where it would be reasonable to do so;

            4.16.4 Not to underlet or agree to underlet the whole of the Premises or any Permitted Part unless:

                              (a)  the rent payable under the underlease is:

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                                   (i)   not less than the best rent reasonably
                                         obtainable in the open market for the
                                         Premises or Permitted Part without fine
                                         or premium;

                                   (ii)  payable no more than one quarter in
                                         advance;

                                   (iii) to be subject to upward-only reviews at
                                         five yearly intervals to coincide with
                                         the rent reviews under this Lease;

                              (b) the undertenant covenants with the Landlord and in the underlease:

                                   (i)   to observe and perform the Tenant's
                                         covenants in this Lease (except for
                                         payment of the rents) during the term
                                         of the underlease or until released
                                         pursuant to the 1995 Act;

                                   (ii)  not subject as herein provided to sub-
                                         underlet part only nor to share or part
                                         with possession or occupation of the
                                         whole or any part of the underlet
                                         premises, nor to assign or charge part
                                         only of the underlet premises;

                                   (iii) not to assign or sub-underlet the whole
                                         of the underlet premises or (in the
                                         case of an underlease of the whole of
                                         the Premises) to sub-underlet a
                                         Permitted Part without in the case of a
                                         sub-underletting (whether of the whole
                                         of the Premises or of a Permitted Part)
                                         obtaining and producing to the tenant
                                         and to the Landlord an Order as
                                         referred to in clause 1.19.2 in
                                         relation to the tenancy created by such
                                         sub-underlease nor without the
                                         Landlord's prior written consent (which
                                         shall not be unreasonably withheld or
                                         delayed

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                                         if the other requirements of this
                                         clause 4.16 are fulfilled); and

                                   (iv)  to include in any sub-underlease
                                         pursuant to paragraph (iii) an absolute
                                         prohibition against further
                                         underlettings of whole or part

                              (c) all rents and other ascertainable payments then due under this Lease are paid before completion of the underletting;

                              (d) in the case of an underletting of a Permitted Part the Order referred to in clause 1.19 has first been obtained and produced to the Landlord;

            4.16.5 Without prejudice to Clause 4.16.4, not to underlet the whole of the Premises or any Permitted Part nor vary the terms of any underlease without the Landlord's written consent (not to be unreasonably withheld or delayed);

            4.16.6 To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease, and not to permit any reduction of the rent payable by any undertenant;

            4.16.7 Notwithstanding Clause 4.16.1 the Tenant and any permitted undertenant may share occupation of the whole or any part of the Premises or the underlet premises with any company which is a Group Company of the Tenant or the undertenant (as the case may be)

                              PROVIDED THAT

                              (a) the relationship of landlord and tenant is not created; and

                              (b) occupation by any Group Company shall cease upon it ceasing to be a Group Company of the Tenant; and

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                              (c)  the Tenant informs the Landlord in writing
                                   before each occupier commences occupation
                                   (with evidence that the occupier is a Group
                                   Company of the Tenant or the permitted
                                   undertenant as the case may be) and after it ceases occupation;

           4.16.8 Not to permit any other person to use the Car Parking Spaces except

                              (a)  by way of written licence;

                              (b)  for a period of not less than 3 months;

                              (c) so that the relationship of landlord and tenant is not created;

                              (d) to a person who is a direct tenant of the Landlord in or a permitted underlessee of office premises in the Building; and

                              (e)  with the prior written approval of the
                                   Landlord (not to be unreasonably withheld or delayed)

     4.17  Registration

           4.17.1 Within 21 days to give to the Landlord's solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Premises or sharing of occupation together with three certified copies of the relevant document (and in a case to which clause 4.16.7 applies due evidence that the occupier is a Group Company of the Tenant) and a reasonable registration fee of not less than (Pounds)30;

           4.17.2 Within 14 days of request to supply to the Landlord details of the persons using or permitted to use any of the Car Parking Spaces with details of the terms on which they use them and a certified copy of every licence issued and then current of which the Tenant has not previously supplied a copy

     4.18  Statutory Requirements

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           To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute European Union law regulation or directive (whether imposed on the owner or occupier), which affects the Premises or their use;

     4.19  Planning

           4.19.1  To comply with the Planning Acts;

           4.19.2 Not to apply for or implement any planning permission affecting the Premises without first obtaining the Landlord's written consent;

           4.19.3 If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise);

           4.19.4 If the Landlord reasonably so requires, to produce evidence to the Landlord that the provisions of this Clause 4.19 have been complied with;

     4.20  Notices

           4.20.1 To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice, order or certificate affecting or capable of affecting the Premises as soon as it is received by or comes to the notice of the Tenant;

           4.20.2 At the request of the Landlord and at the joint cost of the Landlord and the Tenant (but at the cost of the Tenant if the notice, order certificate or proposal is as a result of any breach by the Tenant) to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require;

     4.21  Contaminants and Defects

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           4.21.1  To give the Landlord written notice of the existence of any contaminant, pollutant or harmful substance on or any defect in the Premises as soon as it comes to the notice of the Tenant;

           4.21.2 If so requested by the Landlord to remove from the Premises or remedy to the Landlord's satisfaction any such contaminant pollutant or harmful substance which the Tenant has brought on or caused or allowed to be brought on to the Premises;

     4.22  Entry by Landlord

           To permit the Landlord at all reasonable times and on reasonable notice (except in emergency) to enter the Premises in order to:

           4.22.1 inspect and record the condition of the Premises or any other parts of the Building or the Adjoining Property;

           4.22.2 remedy any breach of the Tenant's obligations under this Lease;

           4.22.3 repair, maintain, clean, alter, replace, install, add to or connect up to any Conduits which serve the Building or the Adjoining Property;

           4.22.4 repair, maintain, alter or rebuild any part of the Building or the Adjoining Property;

           4.22.5  comply with any of its obligations under this Lease;

           Provided that the Landlord shall cause as little inconvenience as reasonably practicable in the exercise of such rights, and shall make good all damage to the Premises and the Tenant's fixtures and fittings caused by such entry as soon as reasonably practicable;

     4.23  Landlord's Costs

           To pay to the Landlord on demand amounts equal to such reasonable and proper Costs as it may incur:

            4.23.1 in connection with any application for approval or consent made necessary by this Lease (including where consent is lawfully refused or the application is withdrawn);

            4.23.2 incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within 3 months after expiry of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

            4.23.3 in connection with the enforcement or remedying of any breach of the covenants in this Lease on the part of the Tenant and any Guarantor;

            4.23.4 incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

     4.24   Indemnity

            To indemnify the Landlord against all Costs reasonably and properly incurred arising directly or indirectly from the use or occupation or condition of the Premises, or any breach of the Tenant's obligations under this Lease, or any act or default of the Tenant in relation to the Premises, or the exercise of the rights set out in
            Part I of the First Schedule;

     4.25   Reletting Notices

            To allow a letting or sale board to be displayed on the Premises (but not so that it restricts or interferes unreasonably with the light enjoyed by the Premises) and to allow prospective tenants or purchasers to view the Premises on reasonable notice;

     4.26   Yielding up

     4.26.1 Immediately before the end of the Term:

            (i) to give up the Premises repaired and decorated and otherwise in accordance with the Tenant's covenants in this Lease;

            (ii) if and to the extent the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Premises as the Landlord shall reasonably direct and to its reasonable satisfaction;

            (iii) if and to the extent the Landlord so requires to remove all signs, tenant's fixtures and fittings and other goods from the Premises, and make good any damage caused thereby to the Landlord's reasonable satisfaction;

            (iv) to replace (if beyond repair) any damaged or missing Landlord's fixtures with ones of no less quality and value;

            (v) to pay to the Landlord a sum equal to any rating relief which the Landlord will be unable to claim because the Premises shall be unoccupied for any period immediately before the end of the Term;

     4.26.2 If the Tenant fails to comply with Clause 4.26.1 to pay to the Landlord on demand as liquidated damages:

            (i)   any Costs incurred by the Landlord in remedying the breach;
                  and

            (ii) a sum equivalent to the Principal Rent payable immediately before the end of the Term (disregarding any abatement) for the period reasonably required to remedy the breach

     4.27   Encumbrances

            Not to do or omit to do anything which would or might be a breach of the Encumbrances;



     4.28   Regulations

           4.28.1 To observe all reasonable rules and regulations relating to the Building from time to time made by the Landlord and notified to the Tenant ;

           4.28.2 Not to cause any obstruction to the Common Parts, nor to park, load or unload vehicles otherwise than in the areas designated for such purpose from time to time.

5.  Landlord's Covenants
    The Landlord covenants with the Tenant as follows:

    5.1    Quiet Enjoyment

           That, subject to the Tenant paying the rents reserved by and complying with the terms of this Lease, the Tenant may peaceably enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it;

    5.2    Provision of Services

           The Landlord will provide the Services in a reasonably economic and efficient manner and in accordance with the principles of good estate management, Provided that:

           5.2.1 the Services need only be provided during the Service Hours unless the Tenant requests other hours for which it is liable to pay the Outside Service Hours Charge whereupon the Landlord will provide such Services during such other hours;

           5.2.2 the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Services:

                     (a) resulting from circumstances beyond the Landlord's reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or

                     (b) to the extent that the Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Building provided that the Landlord uses its reasonable endeavours (having regard to the interests of good estate management) to keep the disruption caused by such works to the minimum reasonably practicable.

           5.3.1 To provide at the cost of the Tenant adequate heating and hot water air conditioning and operating chillers to the Premises at all times during the Term provided that:

                5.3.1.1 such costs shall be paid by the Tenant in the manner and at the times set out in Part I of the Fourth Schedule (which shall apply mutatis mutandis) save where clause 5.3.1.3 applies

                5.3.1.2 the Tenant's Share for the purposes of this clause 5.3.1 shall be 100%

                5.3.1.3 in the event that any such costs are payable direct to the supplier by the Tenant clause 4.5 shall apply

           5.3.2 To install and make operational as soon as reasonably practicable electricity check meters to each of the Lettable Units to enable the charge for power consumed in each of the Lettable Units to be assessed and charged at the service providers tariff rates

           5.3.3 To provide security staff to the Building at all times during the Term and the cost of so doing shall form part of the Service Costs referred to in paragraph 7 of Part II(B) of the Fourth Schedule

6.  Insurance
    6.1    Landlord's insurance covenants

           The Landlord covenants with the Tenant as follows:

           6.1.1 To insure the Building (other than tenant's and trade fixtures and fittings) on usual and reasonable commercial terms unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

                     (a) with an insurance office or underwriters of repute;

                     (b) against loss or damage by the Insured Risks;

                     (c) subject to such excesses as may be imposed by the
                         insurers;

                     (d) in the full cost of reinstatement of the Building (in
                         modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

           6.1.2 To insure against loss of the Principal Rent and the Service Charge and VAT thereon payable or reasonably estimated by the Landlord to be payable under this Lease arising from damage to the Premises by the Insured Risks for four years or such shorter period as the Landlord may reasonably require having regard to the likely period for reinstating the Premises;

           6.1.3 At the request of the Tenant to produce evidence of the terms of the insurance under this Clause 6.1 and of payment of the current premium;

           6.1.4 To notify the Tenant of any material change in the risks covered by the policy from time to time which would affect the Tenant;

           6.1.5 To use its reasonable endeavours (but not being obliged to change insurers) at the cost (if any) of the Tenant to procure (at the discretion of the Landlord) either that a note of the Tenant's interest and the interest of any lawful undertenant is endorsed on the policy or that such interest is otherwise protected by means of an "Any Other Interests" provision in such policy or that the Landlord's insurers will issue in respect of the Tenant a waiver of rights of subrogation in relation to the Premises;

           6.1.6 If any part of the Building is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to use the insurance proceeds (except those relating to loss of rent and fees) and any insured excess paid by the Tenant under Clause 6.2.4(b) in reinstating the same (other than tenant's and trade fixtures and fittings) as quickly as reasonably practicable, in modern form if appropriate but not necessarily identical in layout and (in relation to the Premises) substantially as they were before the destruction or damage;

    6.2    Tenant's insurance covenants

           The Tenant covenants with the Landlord throughout the Term or until released pursuant to the 1995 Act as follows:

           6.2.1 To pay to the Landlord within 7 days of demand sums equal to:

                     (a) a fair proportion (reasonably determined by the
                         Landlord's Surveyors) of the amount which the Landlord spends on insurance pursuant to Clause 6.1.1;

                     (b) the whole of the amount which the Landlord spends on
                         insurance pursuant to Clause 6.1.2;

           6.2.2 To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim;

           6.2.3 Not to do anything at the Premises which would or might prejudice or invalidate the insurance of the Building or the Adjoining Property or cause any premium for their insurance to be increased;

           6.2.4     pay to the Landlord within 7 days of demand:

                     (a) any increased premium and any Costs incurred by the
                         Landlord as a result of a breach of Clause 6.2.3;

                     (b) the whole of the irrecoverable proportion of the
                         insurance moneys if the Building or any part is destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant;

           6.2.5 To comply with the requirements and reasonable recommendations of the insurers of which the Tenant has received written notice;

           6.2.6 To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Premises at the cost of the Tenant which become Landlord's fixtures and fittings;

           6.2.7 Not to effect any insurance of the Premises against an Insured Risk, but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable;


    6.3    Suspension of Rent

           6.3.1 If the Premises are unfit for occupation and use because of damage by an Insured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent and the Service Charge (or a fair proportion according to the nature and extent of the damage) shall be suspended until the earlier of:

                     (i) the date on which the Premises are again fit for occupation and use; and

                     (ii) the expiry of the loss of rent insurance period;

           PROVIDED THAT if the Premises or the appropriate part thereof (or access thereto within the Building) have not been reinstated in accordance with the Landlord's obligation contained in Clause 6.1.4 of this Lease so as to render the Premises fit for occupation and use within four years after the date of the damage or destruction or if earlier by the date on which the said cesser of rent shall determine ("the Relevant Date") then either party may determine this Lease by serving one month's written notice on the other (such notice to expire within two months of the Relevant Date) whereupon this Lease shall cease and determine but without prejudice to any antecedent claims and all insurance monies received by the Landlord shall belong to it absolutely.

           6.3.2 If the Premises or any part thereof (or access thereto within the Building) have been damaged or destroyed by an Insured Risk so as to render the Premises incapable of beneficial use, then the Landlord will procure that the Landlord's architect will produce to the Landlord and the Tenant a report (the "Report") as soon as reasonably practicable and in any event within 90 days of the date of the damage or destruction which shall confirm whether or not the Premises can in the Landlord's architect's reasonable opinion be reinstated within four years from the date of the damage or destruction, so as to render the Premises again capable of beneficial use. If the Report does not state that in the Landlord's architect's reasonable opinion the Premises can be reinstated as expressed above, then either the Landlord or the Tenant may within two weeks from receipt of the Report terminate this Lease by giving two weeks' written notice thereafter following receipt of the Report.

           6.3.3     Time shall be of the essence for the purpose of Clause
           6.3.2. Termination of this Lease pursuant to Clause 6.3.2 shall be without prejudice to the rights of either party against the other in respect of any antecedent breach of covenant.

           6.3.4 Any dispute relating to this Clause 6.3 shall be referred to Arbitration.

7.  Provisos
    7.1    Forfeiture

           If any of the following events occurs:

           7.1.1 the Tenant fails to pay any of the rents payable under this Lease within 21 days of the due date (whether or not formally demanded); or

           7.1.2 the Tenant or Guarantor breaches any of its obligations in this Lease; or

           7.1.3 execution or distress is levied on the Tenant's goods in the Premises; or

           7.1.4 the Tenant or Guarantor being a company incorporated within the United Kingdom:

                     (a)  has an Administration Order made in respect of it; or

                     (b) passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member's voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld); or

                     (c) has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or

                     (d)  is struck off the Register of Companies; or

                     (e) is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

           7.1.5 proceedings or events analogous to those described in Clause 7.1.4 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or

           7.1.6     the Tenant or Guarantor being an individual:

                     (i)  has a bankruptcy order made against him; or

                     (ii) appears to be unable to pay his debts within the
                          meaning of Section 268 of the Insolvency Act 1986;

                     then the Landlord may re-enter the Premises or any part of the Premises in the name of the whole and forfeit this Lease and the Term created by this Lease shall immediately end, but without prejudice to the rights of the Landlord in respect of any breach of the obligations contained in this Lease;

    7.2    No Compensation

           Any right for the Tenant to claim compensation from the Landlord on vacating the Premises or otherwise is excluded to the extent permitted by law;

    7.3    Notices

           Section 196 of the Law of Property Act 1925 shall apply to any notice which may be served under this Lease and as if the final words of
           Section 196(4) "and that service... be delivered" were deleted and replaced by "and that service shall be deemed to be made on the third working day after posting";

    7.4    Arbitration

           7.4.1 Where this Lease provides for reference to Arbitration then reference shall be made in accordance with the Arbitration Act 1996 to a single arbitrator of not less than ten years' qualification experienced in the valuation and letting of property similar to and in the locality of the Premises agreed between the Landlord and the Tenant, or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors;

           7.4.2 In the absence of a determination by the arbitrator as to his fees they shall be borne equally by the Landlord and the Tenant;

           7.4.3 If the arbitrator is ready to make his award, but is unwilling to do so due to either party's failure to pay its share of the costs in connection with the award, the Landlord may serve on the Tenant a notice requiring the Tenant to pay such costs within 14 days, and if the Tenant fails to comply with such notice the Landlord may pay to the arbitrator the Tenant's costs and any amount so paid shall be a debt due forthwith from the Tenant to the Landlord;

    7.5    No Implied Easements

           The grant of this Lease does not confer any rights over the Building or the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this Lease, nor shall this Lease impose any restriction on the use of any property not comprised in this Lease;

    7.6    Planning Acts

           The Landlord does not warrant that the Permitted Use complies with the Planning Acts.

8.         Applicable Law and Jurisdiction

    8.1 This Lease shall be governed by and construed in accordance with English law

    8.2    The parties to this Lease

           8.2.1 irrevocably submit to the non-exclusive jurisdiction of the Courts of England and Wales to settle any disputes arising out of this Lease; and

           8.2.2 waive any objection to any legal action or proceedings in such court on the grounds of venue or that it is an inconvenient or inappropriate forum;

    8.3 The bringing of any legal action or proceedings in any jurisdiction shall not preclude the person bringing such action from bringing any such legal action or proceedings in any other jurisdiction.

9.  Guarantee
    The Guarantor covenants with the Landlord in the terms set out in the Third Schedule

10. It is hereby certified that there is no Agreement for Lease to which this Lease gives effect

    Executed by the parties as a Deed the day and year first before written.

THE COMMON SEAL of BRITEL FUND TRUSTEES  )
---------------    --------------------
LIMITED was affixed to this Deed         )
-------
in the presence of:                      )


                              /s/ illegible
                              Authorised Signing Officer


                              /s/ illegible
                              Authorised Signing Officer

THE COMMON SEAL of  CMGI (UK) LIMITED             )
---------------     -----------------
was affixed to this Deed in the presence of:      )



                                          /s/ Andrew J. Hajducky, III
                                          Director



                                          /s/ William Williams II
                                          Director

Executed as a Deed by of  CMGI INC      )
                          --------
acting by:                              )

                          By:  :/s/ Andrew J. Hajducky III
                                --------------------------
                          Name: Andrew J. Hajducky III
                          Title: Executive Vice President, CFO and Treasurer

                          Authorised Signatory

DATED                         14 March                                    2000
------------------------------------------------------------------------------



                         BRITEL FUND TRUSTEES LIMITED


                                    - and -


                               CMGI (UK) LIMITED


                                    - and -


                                   CMGI INC

-------------------------------------------------------------------------------


                                     LEASE

                                      of
                       the fifth floor of Prospect House
                 80 to 110 (Even) New Oxford Street London WC1
                        together with the right to use
                         4 basement car parking spaces